EXHIBIT 24

OWENS‑ILLINOIS, INC.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints MaryBeth Wilkinson as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the 2018 Annual Report on Form 10-K of Owens-Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

HIDDEN_ROW
Signature	Title	Date

/s/ Andres A. Lopez Andres A. Lopez	President and Chief Executive Officer	February 14, 2019

/s/ Jan A. Bertsch Jan A Bertsch	Senior Vice President and Chief Financial Officer	February 14, 2019

/s/ Gordon J. Hardie Gordon J. Hardie	Director	February 14, 2019

/s/ Peter S. Hellman Peter S. Hellman	Director	February 14, 2019

/s/ JOHN HUMPHREY John Humphrey	Director	February 14, 2019

/s/ Anastasia D. Kelly Anastasia D. Kelly	Director	February 14, 2019

/s/ John J. McMackin, Jr. John J. McMackin, Jr.	Director	February 14, 2019

/s/ Alan j. murray Alan J. Murray	Director	February 14, 2019

/s/ Hari N. Nair Hari N. Nair	Director	February 14, 2019

/s/ Hugh H. Roberts Hugh H. Roberts	Director	February 14, 2019

/s/ Joseph D. Rupp Joseph D. Rupp	Director	February 14, 2019

/s/ Carol A. Williams Carol A. Williams	Director	February 14, 2019

/s/ Dennis K. Williams Dennis K. Williams	Director	February 14, 2019